EXHIBIT 99.1
     End-Customer Sales. Our 2006 sales by end-customer are as follows:

OEM Group	Percentage of Sales
Volkswagen	15.5%
Ford	14.6%
DaimlerChrysler	13.9%
General Motors	11.1%
Renault-Nissan	8.2%
Fiat	5.4%
PSA	4.5%
Toyota	3.5%
BMW	3.4%
Honda	3.3%
Hyundai	2.2%
All Other	14.4%